Exhibit 99.1
AXT, Inc. Fourth Quarter and Year End 2019 Results
February 19, 2020
Page 1 of 5

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2019 Financial Results

FREMONT, Calif., February 19, 2020 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the fourth quarter and fiscal year, ended December 31, 2019.

Fourth Quarter 2019 Results

Revenue for the fourth quarter of 2019 was $18.4 million, compared with $19.8 million in the third quarter of 2019 and $22.2 million for the fourth quarter of 2018.

Gross margin was 21.0 percent of revenue for the fourth quarter of 2019, compared with 29.0 percent of revenue in the third quarter of 2019 and 26.3 percent for the fourth quarter of 2018. The decline in gross margin was driven by a decline in manufacturing efficiencies and yields associated with two new products for AXT: six-inch indium phosphide substrates and a new six-inch germanium product configuration for a large customer. These products address new market opportunities for AXT and the company believes it will drive improvements in manufacturing yields and efficiencies in the coming quarters. Additional items that contributed to the sequential decline were lower gross margins on consolidated raw material revenue and adjustments to inventory.

Operating expenses were $6.7 million in the fourth quarter of 2019, compared with $6.2 million in the third quarter of 2019 and $6.5 million for the fourth quarter of 2018.

Operating loss for the fourth quarter of 2019 was $2.8 million compared with operating loss of $0.5 million in the third quarter of 2019 and $0.6 million for the fourth quarter of 2018.

Interest and other, net was a gain of $0.8 million for the fourth quarter of 2019, compared with a de minimis gain in the third quarter of 2019 and a loss of $0.4 million for the fourth quarter of 2018.  Interest and other, net for the fourth quarter of 2019 included de minimis interest earnings, a foreign exchange gain of $0.2 million, a net loss of $0.2 million from the partially owned companies in the company’s supply chain accounted for under the equity method, and other income of $0.8 million. Other income included provincial government agency awards for relocation.

Benefit from income taxes in the fourth quarter of 2019 was $0.2 million compared with a de minimis charge in the third quarter of 2019 and a benefit of $0.2 million for the fourth quarter of 2018.

AXT, Inc. Fourth Quarter and Year End 2019 Results
February 19, 2020

Net loss in the fourth quarter of 2019 was $2.0 million, or $0.05 per share, compared with a net loss of $0.9 million or $0.02 per share in the third quarter of 2019 and $1.1 million or $0.03 per share for the fourth quarter of 2018.

Fiscal Year 2019 Results (January 1 to December 31)

Revenue for fiscal year 2019 was $83.3 million, compared with $102.4 million in fiscal year 2018.

Gross margin for fiscal year 2019 was 29.8 percent of revenue, compared with 36.2 percent of revenue in fiscal year 2018.

Operating expenses for fiscal year 2019 were $25.1 million, compared with $24.9 million in fiscal year 2018.

Net interest and other income for fiscal year 2019 was a loss of $0.7 million, compared with a loss of $0.2 million in fiscal year 2018.

Income tax expense for fiscal 2019 was $0.6 million compared with $0.9 million in fiscal year 2018.

Net loss in fiscal year 2019 was $2.6 million, or $0.07 per share, compared with a net income of $9.7 million, or $0.24 per diluted share, in fiscal year 2018.

Management Qualitative Comments

“Q4 capped off a challenging year in which we weathered one of the most difficult demand environments in recent memory,” said Morris Young, chief executive officer. “Overall, this had a negative impact on key applications and certain customers within AXT’s gallium arsenide and germanium businesses, making up the majority of our year-over-year revenue decline. Despite these more challenging conditions, our indium phosphide business exceeded our expectations in Q4, and finished 2019 with modest growth over the prior year.”

“As we move into 2020, AXT is poised for growth and improvement in our financial results. Our indium phosphide business is healthy, with exciting applications contributing today, and new ones on the horizon. Our gallium arsenide and germanium businesses are also well positioned to benefit from a recovery. We are pleased to report that we expect to complete the qualification of our Dingxing facility by major customers in Q1. We believe this will open the door to incremental business opportunities from new and returning customers.”

AXT, Inc. Fourth Quarter and Year End 2019 Results
February 19, 2020

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 9179371). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (855) 859-2056 (passcode 9179371) until February 25, 2020. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge).   The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device.  End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells.  AXT’s worldwide headquarters are in Fremont, California where the company maintains its sales, administration and customer service functions.   AXT has manufacturing facilities in China and, as part of its supply chain strategy, has partial ownership in ten companies in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, our market opportunity, our relocation and our expectations with respect to our business prospects and financial results. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines; possible factory shutdowns as a result of air pollution in China; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Fourth Quarter and Year End 2019 Results
February 19, 2020

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Revenue	$18,410	$22,232	$83,256	$102,397
Cost of revenue	14,545	16,382	58,431	65,350
Gross profit	3,865	5,850	24,825	37,047
Operating expenses:
Selling, general and administrative	5,058	5,179	19,305	19,003
Research and development	1,607	1,309	5,834	5,897
Total operating expenses	6,665	6,488	25,139	24,900
Income (loss) from operations	(2,800)	(638)	(314)	12,147
Interest income, net	2	114	217	528
Equity in loss of unconsolidated joint ventures	(226)	(1,059)	(1,876)	(1,080)
Other income (expense), net	1,002	531	947	352
Income (loss) before provision for (benefit from) income taxes	(2,022)	(1,052)	(1,026)	11,947
Provision for (benefit from) income taxes	(214)	(173)	562	938
Net income (loss)	(1,808)	(879)	(1,588)	11,009
Less: Net income attributable to noncontrolling interests	(241)	(182)	(1,012)	(1,355)
Net income (loss) attributable to AXT, Inc.	$(2,049)	$(1,061)	$(2,600)	$9,654
Net income (loss) attributable to AXT, Inc. per common share:
Basic	$(0.05)	$(0.03)	$(0.07)	$0.24
Diluted	$(0.05)	$(0.03)	$(0.07)	$0.24
Weighted-average number of common shares outstanding:
Basic	39,636	39,197	39,487	39,049
Diluted	39,636	39,197	39,487	40,265

AXT, Inc. Fourth Quarter and Year End 2019 Results
February 19, 2020

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$26,892	$16,526
Short-term investments	9,427	22,129
Accounts receivable, net	19,031	19,586
Inventories	49,152	58,571
Prepaid expenses and other current assets	8,703	11,728
Total current assets	113,205	128,540
Long-term investments	—	717
Property, plant and equipment, net	97,403	82,280
Operating lease right-of-use assets	2,938	—
Other assets	9,803	11,987
Total assets	$223,349	$223,524
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,098	$13,338
Accrued liabilities	11,681	15,371
Bank loan	5,747	—
Total current liabilities	27,526	28,709
Noncurrent operating lease liabilities	2,695	—
Other long-term liabilities	366	283
Total liabilities	30,587	28,992

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	41	40
Additional paid-in capital	236,957	234,418
Accumulated deficit	(47,783)	(45,183)
Accumulated other comprehensive loss	(4,862)	(1,972)
Total AXT, Inc. stockholders’ equity	187,885	190,835
Noncontrolling interests	4,877	3,697
Total stockholders’ equity	192,762	194,532
Total liabilities and stockholders’ equity	$223,349	$223,524